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                                 Exhibit 10.6
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Amendment No. 3 to Amended and Restated Stock Option Plan for Employees of
Marquette Electronics, Inc.

          WHEREAS, on March 20, 1992, this Corporation, by resolution of its Board of Directors, adopted the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc., which Plan was approved by the shareholders of this Corporation by resolution adopted at the annual meeting of shareholders held on August 20, 1992; and

          WHEREAS, on September 10, 1993, said Plan was amended by Amendment No. 1 thereto adopted by the Board of Directors, which Amendment was approved by the shareholders of this Corporation by resolution adopted at the annual meeting of shareholders held on August 25, 1994; and

          WHEREAS, on June 2, 1994, said Plan was further amended by Amendment No. 2 thereto adopted by the Board of Directors, which amendment was approved by the shareholders of this Corporation by resolution adopted at the annual meeting of shareholders held on August 25, 1994; and

          WHEREAS, the Board of Directors wishes to further amend the Plan to increase the number of shares reserved under the Plan for grant of options from 2,500,000 to 3,500,000;

          NOW, THEREFORE, BE IT RESOLVED that the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc., as amended by Amendment Nos. 1 and 2, be and is hereby further amended in the following respects:

          1. Section 2.1 of the Plan be and is hereby amended to read as follows:

          "Section 2.1 Shares Subject to Plan. The shares of stock subject to Options shall be shares of the Corporation's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 3,500,000. For purposes of the foregoing limitation, any reduction in shares issuable to an Optionee in full or part payment of the Option Price in accordance with the provisions of Section 5.3(b) or
          (c) shall nevertheless be deemed to have been issued."

          2. This Amendment shall be known as Amendment No. 3 to the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc., is adopted subject to approval by a majority vote of the holders of common stock of the Corporation at a meeting of shareholders duly convened within one year from the date hereof and, upon due approval by the shareholders of this Corporation, shall be retroactively effective as of this 21st day of May, 1996.

          3. Any options granted hereunder prior to shareholder approval covering shares in excess of the number of shares reserved for issuance hereunder prior to the adoption of this Amendment

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shall, by their terms, be subject to approval of this Amendment by the shareholders within one year from the date hereof.

          4. In all other respects, the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc., as amended to date, shall remain in full force and effect.

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